Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-106268 and 333-111806 on Form S-3, and in Registration Statement Nos. 33-61093, 333-34433, 333-34435, 333-76138, and 333-76140 on Form S-8, in our report dated March 23, 2006, relating to the Piedmont Natural Gas Company, Inc. Payroll Investment Plan appearing in this Annual Report on Form 11-K of Piedmont Natural Gas Company, Inc. for the year ended September 30, 2005.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 23, 2006